UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 20, 2024

BAIN CAPITAL SPECIALTY FINANCE, INC.

(Exact name of Registrant as Specified in Its Charter)

DELAWARE	814-01175	81-2878769
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 CLARENDON STREET, 37th FLOOR, BOSTON, MA	02116
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 516-2000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	BCSF	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 20, 2024, Bain Capital Specialty Finance, Inc. (the “Company”) entered into the Third Amendment to Senior Secured Revolving Credit Agreement and First Amendment to Guarantee and Security Agreement (the “Third Amendment”), among the Company, as borrower, Sumitomo Mitsui Banking Corporation, as administrative agent and as collateral agent, the lenders and issuing banks party thereto and, solely with respect to Section 7.9 of the Third Amendment, the subsidiary guarantors party thereto, which amends the Senior Secured Revolving Credit Agreement, dated as of December 24, 2021, among the Company, as borrower, Sumitomo Mitsui Banking Corporation, as administrative agent, and the lenders and issuing banks party thereto (as amended to date, including by the Third Amendment, the “Credit Agreement”) and the Guarantee and Security Agreement, dated as of December 24, 2021, among the Company, as borrower, Sumitomo Mitsui Banking Corporation, as administrative agent and as collateral agent, and the subsidiary guarantors party thereto.

The Third Amendment provides for, among other things, (i) an extension of the revolver availability period from December 24, 2025 to May 19, 2028, (ii) an extension of the scheduled maturity date from December 24, 2026 to May 18, 2029, (iii) the conversion of a portion of the existing revolver availability into term loan availability, (iv) an upsize in the total facility amount from $665,000,000 to $855,000,000, (v) an increase in the accordion provision to permit increases to a total facility amount of up to $1,500,000,000, (vi) the reduction of the credit adjustment spread for term benchmark loans denominated in Dollars, from 0.10% for one-month tenor loans, 0.15% for three-month tenor loans and 0.25% for six-month tenor loans to 0.10% for all loan tenors, and (vii) the joinder of new lenders to the Credit Agreement.

The description above is only a summary of the material provisions of the Third Amendment and is qualified in its entirety by reference to a copy of the Third Amendment, which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2024.

Item 8.01 Other Events.

On May 22, 2024, the Company issued a press release announcing the Third Amendment to the Credit Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

99.1	Press Release dated May 22, 2024.

104	Cover page interactive data file (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Bain Capital Specialty Finance, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAIN CAPITAL SPECIALTY FINANCE, INC.

Date: May 22, 2024	By:	/s/ Jessica Yeager
		Name:	Jessica Yeager
		Title:	Secretary